SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 3, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information required by this Item 3.01 is included in Item 8.01 and incorporated by reference herein.

Item 8.01.              Other Events.

Security Capital Corporation (AMEX: SCC) (the “Company”) announced on January 5, 2005 that it has notified the American Stock Exchange (“AMEX”) that it currently expects to file its Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Form 10-Q”) by March 1, 2005.  As previously announced, the Company had expected to file its Third Quarter Form 10-Q by January 6, 2005.  The delay is the result of the need for more time to complete the previously announced internal investigation, being conducted by the Company’s Audit Committee with the assistance of independent counsel, into certain management conflict of interest, control and financial disclosure issues, including certain related-party transactions, involving its CompManagement, Inc. (“CMI”) subsidiary and entities in the industry owned by certain officers of CMI.

As previously announced on December 1, 2004, the Company received a notice from AMEX on November 24, 2004 advising that, because the Company failed to timely file the Third Quarter Form 10-Q, as required pursuant to Sections 134 and 1101 of the AMEX Company Guide (the “Company Guide”), and because the Company’s Audit Committee did not have the three independent members required pursuant to Section 121B(2) of the Company Guide, the Company was no longer in compliance with the continued listing standards of AMEX.  AMEX also noted that, pursuant to Section 1003(d) of the Company Guide, the Company’s failure to timely file its Form 10-Q was a material violation of the Company’s listing agreement with AMEX.

As previously announced, on December 9, 2004 AMEX granted the Company an extension until January 6, 2005 to add an independent director to the Company’s Audit Committee and to file its Third Quarter Form 10-Q.  As announced by the Company on December 28, 2004, Robert M. Williams, Sr. has been appointed to the Company’s Board and Audit Committee.  On January 3, 2005, the Company notified AMEX that its Audit Committee is diligently pursuing the investigation, but now estimates that it needs until March 1, 2005 to complete the investigation and to file the Third Quarter Form 10-Q.

The Company also announced on January 5, 2005 that, as a result of the Audit Committee’s investigation to date, the Company’s Board, upon the recommendation of the Audit Committee, terminated, on January 3, 2005, the employment of Robert Bossart, the Chief Executive Officer of CMI and WC Holdings, Inc. (“WC Holdings”), and Paul Miller, the Chief Financial Officer and General Counsel of CMI and WC Holdings, for cause under their employment agreements.  WC Holdings holds 100% of the outstanding shares of CMI.  Stephen Brown has replaced Mr. Bossart as Chief Executive Officer of CMI and WC Holdings.  Mr. Brown has over 13 years of industry experience and is the Chief Executive Officer of Octagon Risk Services, Inc., which was acquired by CMI in October 2003 and is CMI’s largest subsidiary.  William Schlueter, the Company’s Vice President and Chief Financial Officer, will serve as Acting Chief Financial Officer of CMI and WC Holdings until a successor to Mr. Miller is named.

As previously announced, it is currently expected that the outcome of the Audit Committee’s investigation will not have a material impact on the Company’s financial position at September 30, 2004 or its results of operations or cash flows for the three- and nine-month periods then ended.  Additionally, it is currently expected that, other than the impact of the cost of performing such investigation and other supplemental procedures, which the Company cannot reasonably estimate at this time, the outcome of such efforts will not have a material impact on the Company’s financial position at December 31, 2004 or its results of operations or cash flows for the 12-month period then ended.  The Company does not currently expect to restate its financial results for any prior periods and expects to timely file its Annual Report on Form 10-K for the year ended December 31, 2004.

The Company will submit to AMEX a revised plan of compliance related to the filing of the Third Quarter Form 10-Q by March 1, 2005.  If such revised plan is not accepted by AMEX, or if the Company is unable to comply with the agreed plan to file its Third Quarter Form 10-Q by March 1, 2005 (or otherwise fails to make progress consistent with its revised plan), AMEX may take adverse action, including initiating delisting proceedings.

On January 5, 2005, the Company issued a press release announcing the further delay in filing of the Third Quarter Form 10-Q and the changes in the senior management of its CMI and WC Holdings subsidiaries.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

99.1                         Press Release of Security Capital Corporation, dated January 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005
SECURITY CAPITAL CORPORATION

	By:	/s/ William R. Schlueter
		Name:	William R. Schlueter
		Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated January 5, 2005.